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                                                                    EXHIBIT 2.1


                        MUTUAL AGREEMENT OF TERMINATION


         THIS MUTUAL AGREEMENT OF TERMINATION is made and entered into this 26th day of September, 2002, by and between Rainwire Partners, Inc., a Delaware Corporation ("Rainwire"), and Oasis Group, Inc., a Georgia corporation ("Oasis" and together with Rainwire, the "Parties")

         WHEREAS, the Parties have entered into that certain Amended and Restated Plan and Agreement to Exchange Stock (the "Exchange Agreement"), dated December 19, 2001, whereby the parties intended to effect a reorganization pursuant to Section 368(a)(1)(B) of the Internal Revenue Code; and

         WHEREAS, the Parties find it in their best interests to terminate the Exchange Agreement in accordance with the Parties right of termination pursuant to Article 10 of the Exchange Agreement which provides that such agreement may be terminated upon the mutual written consent of the Parties;

         NOW THEREFORE, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

         1.       The Exchange Agreement is terminated effective immediately.

         2. In accordance with Article 10 of the Exchange Agreement, the Exchange Agreement shall now become void and of no further force and effect, without any liability on the part of either of the Parties or their respective owners, directors, officers, employees, except the obligations of each Party to preserve the confidentiality of documents, certificates and information furnished to such party based on or arising from any breach of default by any such party with respect to his or its particular representations, warranties, covenants or agreements, as to his or its particular actions or inactions, contained in the Exchange Agreement documents.


                         [Signatures on Following Page]
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              [Signature Page to Mutual Agreement of Termination]


      IN WITNESS WHEREOF, the undersigned set their hands the day and date first written above.


                                    OASIS GROUP, INC.

                                    /s/ RONALD A. POTTS
                                    -------------------------------------------
                                    RONALD A. POTTS, President and CEO


                                    RAINWIRE PARTNERS, INC.

                                    /s/ LYNE MARCHESSAULT
                                    -------------------------------------------
                                    LYNE MARCHESSAULT, President